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                                                                   EXHIBIT 10.37


                              EMPLOYMENT AGREEMENT
                              --------------------

     EMPLOYMENT AGREEMENT dated March 10, 2001 between Constellation 3D, Inc. (NASDAQ Symbol: CDDD) ("C3D") and RAYMOND P. TELLINI, residing at 191 Van Rensselaer Avenue, Stamford, Connecticut 06902 ("EMPLOYEE").

     Accordingly, the parties hereto, intending to be legally bound, hereby agree that C3D shall engage Employee as an employee of C3D, and Employee shall accept such engagement, on the following terms and conditions:

1.   TERM

     The term of Employee's employment by C3D under this Employment Agreement shall commence on and as of , 2001 (the "Effective Date") and shall expire one year and six months (1.5 years) thereafter (the "Term"), unless earlier terminated as hereinafter provided.

2.   TITLE AND DUTIES

     During the Term, Employee shall be a full-time employee of C3D employed initially as its Vice-President of Finance and then, not later than 120 days from the Effective Date of this Agreement, Employee shall become C3D's Chief Financial Officer ("CFO"). Employee shall devote such of his time as C3D determines is reasonably necessary to fulfill his obligations hereunder; provided, however, that the foregoing shall not preclude Employee from engaging in charitable and community affairs, managing his personal passive investments and continuing his board memberships. Employee shall perform such duties, which shall not be inconsistent with his position as CFO of C3D, as are assigned to him from time to time by the Chairman and Chief Executive Officer of C3D, and/or the President and any other duties undertaken or accepted by Employee.

     a. Employee represents that as of the date of this Agreement he does not hold a seat on a board of directors for any corporation.

3.   SALARY

     Employee shall receive a base salary of $150,000 per annum during the Term hereof (the "Base Salary"), increased each year after the first year by an amount equal to the increase in the CPI for such year but in no event less than 5% per year. Salary payments shall be made in equal installments in accordance with C3D's then prevailing payroll policy.

4.   BONUS

     For each of C3D's fiscal year of the Term, Employee shall receive a bonus which shall be subject to the discretion of the Board of Directors of C3D.

5.   STOCK OPTIONS

     a. Employee is granted a stock option pursuant to C3D's Incentive Stock Option Plan under section 422 of the Internal Revenue Code (individually, the "Option" and
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collectively, the "Options") to purchase an aggregate of 175,000 shares of common stock (the "Primary Grant") of C3D at the closing price of C3D's stock on the Nasdaq National Market on the Effective Date of this Agreement (the "Exercise Price"). Any Option must be exercised not later than 48 months following its vesting. The Primary Grant Options shall vest as follows:

     i.   40,000 shares shall vest on June 30, 2001

     ii.  40,000 shares shall vest on December 31, 2001;

     iii. 25,000 shares shall vest on June 30, 2002;

     iv.  25,000 shares shall vest on December 31, 2002;

     v.   25,000 shares shall vest on June 30, 2003;

     vi.  20,000 shares shall vest on December 31, 2003.

     b. Secondary Grant: In addition to the Primary Grant, Employee shall also be granted an option to purchase 75,000 shares of C3D's common stock at an exercise price equal to the closing price of C3D's common stock on the Nasdaq National Market on the Effective Date of this Agreement (the "Secondary Grant"). The Secondary Grant shall be made at such time as C3D receives the funds from financings subsequent to the Effective Date of this Agreement (debt and/or equity) exceeding in the cumulative $15 million.

     At the discretion of the Board of Directors, Employee shall be entitled to receive options in addition to the Primary and Secondary Grants for financings he is able to secure exceeding $15 million. The Secondary Grant shall vest immediately. Any options received pursuant to the Secondary Grant must be exercised not later than 48 months following its vesting.

     c. Registration. C3D shall immediately provide any and all assistance necessary for the listing of the Option shares upon each stock exchange on which C3D's stock is registered at such time as each Option vests and is exercised.

     d. Method of Exercise. The Option shall be exercisable only by delivery of an Exercise Notice which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be necessary. Such Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to C3D accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by C3D of such written notice accompanied by the Exercise Price.

     e. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee; provided, however, that such exercise method does not then violate an Applicable Law:

     i.   cash;

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     ii.  check;

     iii. surrender of C3D Shares or delivery of a properly executed form of attestation of ownership of C3D Shares as may be required (including withholding of C3D Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the C3D Shares used to pay the exercise price);

     iv. delivery of a properly executed Exercise Notice together with such other documentation as may be required to effect an exercise of the Option and delivery to C3D of the sale or loan proceeds required to pay the Exercise Price.

     f. Loan of Exercise Price. If so requested by Employee upon an exercise of any Options contemplated hereby, C3D shall make a loan to Employee in an amount equal to the Exercise Price of such Options. The terms and conditions of the loan shall be evidenced by a promissory note ("Note") to be executed by Employee. A form of the Note including a related Security Agreement is attached hereto as Exhibit A.

     g. Adjustments Upon Changes in Capitalization, Dissolution or Liquidation:

        i. Adjustments upon Changes in Capitalization. Subject to any required
           ------------------------------------------
action by the stockholders of C3D, the number of Shares covered by the options as well as the price per share of Common Stock covered by the options shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, and/or stock dividend.

       ii. Dissolution or Liquidation. In the event of the proposed dissolution
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or liquidation of C3D, C3D shall notify Employee as soon as practicable prior to the effective date of such proposed transaction. C3D in its discretion may provide for Employee to have the right to exercise his Option until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, C3D may provide that any Company repurchase right applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

     h. Change In Control. In the event of a "Change In Control" of C3D, the Secondary Grant shall be immediately granted and the vesting and exercisability of all outstanding options shall accelerate. The Options shall be deemed to vest immediately prior to the occurrence of a "Change In Control." For purposes hereof, a "Change In Control" shall be deemed to occur if:

       (1) any "person" (as such term is defined in (S) 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in (S)(S) 13(d)(3) and 14(d)(2) of the Exchange

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Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of C3D representing 50 percent or more of the combined voting power of C3D's then outstanding securities eligible to vote for the election of the Board (the "Corporation Voting Securities"); PROVIDED, HOWEVER, that the event described in this paragraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions"

          (a) by C3D of any subsidiary;

          (b) by any employee benefit plan sponsored or maintained by C3D of any subsidiary;

          (c) by any underwriter temporarily holding securities pursuant to an offering of such securities;

          (d) pursuant to a Noncontrol Transaction (as defined in paragraph h(2);

          (2) it shall also be a Change In Control upon the consummation of a merger, consolidation, share exchange or similar form or corporate reorganization of the C3D or any such type of transaction involving C3D or any of its Subsidiaries that requires the approval of C3D's stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise) (a "Business Combination"), unless immediately following such Business Combination:

          (a) 50 percent or more of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100 percent of the Corporation Voting Securities) eligible to elect directors of such corporation is represented by shares that were C3D Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such C3D Voting Securities immediately prior to the Business Combination; and

          (b) no person (other than any publicly traded holding Corporation resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Corporation (or the corporation resulting from such Business Combination)) becomes the beneficial owner, directly or indirectly, of 50 percent or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination; or

          (c) the stockholders of C3D approve a plan of complete liquidation or dissolution of C3D or the direct or indirect sale or other disposition of all or substantially all of the assets of C3D and its subsidiaries. This provision (c) shall not apply to technology licensing joint ventures in which C3D is a material participant.

          Any Business Combination which satisfies the conditions specified in
(a) and (b) shall be deemed to be a "Noncontrol Transaction")

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          i.  Excise Tax-Additional Payment: Notwithstanding anything in this agreement or any written or unwritten policy of C3D or its subsidiaries to the contrary, (i) if it shall be determined that any payment or distribution by the C3D or its subsidiaries to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this agreement, any other agreement between the C3D or its subsidiaries and the Employee or otherwise (a "Payment"), would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), or (ii) if the Employee shall otherwise become obligated to pay the Excise Tax in respect of a Payment, then C3D shall pay to the Employee an additional payment (a "Gross-Up Payment"). The amount and terms of the Gross-Up Payment shall be determined in accordance with C3D's planned Severance Program for key employees.

     6.   BENEFITS AND PERQUISITES

     Employee shall be entitled to receive healthcare insurance benefits and perquisites. Employee shall be reimbursed by C3D for his and his family's healthcare insurance benefits until such time as C3D institutes a healthcare insurance benefit plan for its employees.

     7.   REIMBURSEMENT FOR EXPENSES

     a. Employee shall be expected to incur various business expenses customarily incurred by persons holding like position, including but not limited to traveling, entertainment and similar expenses, all of which are to be incurred by Employee for the benefit of C3D. Subject to C3D's reasonable policy regarding the reimbursement and non-reimbursement of such expenses, C3D shall reimburse Employee for such expenses from time to time, at Employee's request, and Employee shall account to C3D for such expenses.

     b.   In addition, C3D shall furnish or reimburse the following:

     i. Continuing Professional Education expenses up to $1000.00 per calendar year.

     ii.  Reasonable commutation expenses.

     8.   PROTECTION OF C3D'S INTERESTS

     During the term of Employee's employment by C3D and for a period of one year subsequent to the term of Employee's employment with C3D, Employee will not compete in any manner with C3D, except that the foregoing will not prevent Employee from holding at any time less than 5% of the outstanding capital stock of any company whose stock is publicly traded. In addition, during the term of Employee's employment by C3D and for a period of one year subsequent to the term of Employee's employment by C3D, Employee shall not solicit for employment and/or employ any of C3D's employees in Employee's individual capacity and/or in Employee's capacity as an officer, director and/or employee of another business entity. The bonus indicated in section 4 herein shall serve as separate consideration for the non-compete and non-solicitation provisions of this section.

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     9.   CONTRACT RENEWAL

     This Agreement shall automatically renew for an additional one year term on the same terms and conditions as set forth herein, unless not later than one month prior to the end of the initial Term, either C3D or Employee give written notice that such party does not intend to renew the Agreement at the end of the Term. In the event this Employment Agreement is not renewed, fifty percent (50%) of all remaining Options shall accelerate and vest on the last day of the Term.

     10.  TERMINATION

     a. C3D shall have the right to terminate Employee's employment with C3D under the following circumstances:

          i.   Upon death of Employee.

          ii. Upon notice from C3D to Employee in the event of an illness or other disability which has totally and permanently incapacitated him from performing his duties for three consecutive months or four months in a twelve month period as determined in good faith by the Board of Directors.

          iii. For good cause unless Employee has, within ten days after the date such notice has been given by C3D, commenced in good faith to cure the conduct or cause specified in such notice and has completed such cure within 30 days following the date of such notice. Termination by C3D of Employee's employment for "Good Cause" as used in this Employment Agreement shall be limited to gross negligence or willful malfeasance by Employee in the performance of his duties under this Employment Agreement or the voluntary resignation by Employee prior to expiration of the Term (other than pursuant to a valid termination of employment by Employee in accordance with Section 11 hereof) as an employee of C3D without the prior written consent of C3D or Employee being convicted of a felony.

     b. If Employee's employment is terminated pursuant to Section 10(a)(i) or 10(a)(ii) above, Employee's rights and C3D's obligations hereunder shall forthwith terminate in their entirety, except that, notwithstanding the foregoing the Options shall continue as provided in this Employment Agreement. In the event Employee is terminated pursuant to section 10(a)(iii) (for good cause), C3D's obligations hereunder shall forthwith terminate in their entirety, except that notwithstanding the foregoing, all Options which would vest within six months of the date of Employee's termination shall accelerate and vest on the date of Employee's termination. To the extent that any other term or provision of this Employment Agreement shall expressly state that any such right or obligation shall survive termination of the Agreement pursuant to Section 10(a) hereof, it shall so survive.

     c. Whenever compensation is payable to Employee hereunder during a time when he is partially or totally disabled and such disability would entitle him to disability income or to salary continuation payments from C3D according to the terms of any plan now or hereafter provided by C3D or according to any C3D policy in effect at the time of such disability, the compensation payable to him hereunder shall be inclusive of any such disability income or salary continuation and shall not be in addition thereto. If disability income is payable directly to

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Employee by any insurance company under an insurance policy paid for by C3D, the amounts paid to him by said insurance company shall be considered to be part of the payments to be made by C3D to him pursuant to this Section 10(c) and shall not be in addition thereto.

     d. Notwithstanding anything in this Agreement to the contrary, in the event Employee's employment is terminated by C3D during the initial term of the Agreement for any reason other than for Good Cause, death or disability the following shall occur:

        i. If Employee's employment is terminated by C3D any time prior to and including the six month anniversary of the Effective Date of this Agreement, Employee shall be entitled to receive 9 months of all benefits, perquisites and severance pay of salary, payable in accordance with C3D's then prevailing practices of its regular payroll. In addition, 60,000 shares of Employee's remaining stock options shall accelerate and vest on the date of Employee's termination (all remaining stock options, including without limitation, those options granted pursuant to the Primary and/or Secondary Grants that have not vested as of the date of termination shall be forfeit and shall not vest or be exercisable under any circumstance);

       ii. If Employee's employment is terminated any time after the six month anniversary of the Effective Date of this Agreement, Employee shall be entitled to receive all benefits, perquisites and pay of salary, payable in accordance with C3D's then prevailing practices of its regular payroll for the remainder of the initial term of the Agreement and all options which would vest within nine months of the date of Employee's termination shall accelerate and vest on the date of Employee's termination.

     11.  TERMINATION BY EMPLOYEE

     Prior to the expiration of the Term, Employee shall have the right to terminate his employment under this Employment Agreement upon 30 days' notice to C3D given within 60 days following the occurrence of any of the following events provided that C3D shall have 30 days after the date such notice has been given to C3D in which to cure the conduct or cause specified in such notice:

     a. C3D shall assign duties to Employee hereunder which are materially inconsistent with his position as CFO and/or failing to name Employee as CFO as provided by paragraph 2 herein.

     b. C3D shall fail to grant Employee's Options provided for herein or shall fail to pay any bonus provided for herein, or C3D shall fail to make any compensation payment required hereunder.

     c. C3D takes any action or fails to take action, the effect of which act or omission (in the opinion of independent legal counsel agreed to by the parties) impairs Employee's ability to effectively carry out his duties hereunder in a manner consistent with: (i) this Agreement; and/or (ii) ordinary industry practice or custom.

     In the event this Employment Agreement shall terminate pursuant to this
Section 11, the Options shall continue as provided in this Employment Agreement and C3D agrees to

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pay and Employee shall be entitled to receive 9 months of all benefits, perquisites and severance pay of salary, payable in accordance with C3D's then prevailing practices of its regular payroll.

     12.  ASSIGNMENT

     C3D shall assign this Employment Agreement to any entity that succeeds to all or substantially all of C3D's assets or that holds all or substantially all of the capital stock of C3D or that is otherwise a successor in interest to C3D generally, and this Employment Agreement shall inure to the benefit of, and be binding upon, such assignee or successor in interest. This Employment Agreement is personal to Employee and Employee may not, without the express written permission of C3D, assign or pledge any rights or obligations hereunder to any person, firm, corporation or other entity.

     13.  NO CONFLICT WITH PRIOR AGREEMENTS

     Employee represents and warrants to C3D that neither his commencement of employment hereunder nor the performance of his duties hereunder conflicts with any contractual commitment on his part to any third party or violates or interferes with any rights of any third party.

     14.  CONFIDENTIALITY

     The parties consent and agree that this Agreement and the terms thereof shall remain confidential and shall not be disclosed to third parties (other than professional advisors) except as may be required by applicable law. Employee agrees to execute C3D's standard confidentiality and non-disclosure agreement currently in effect.

     15.  ENTIRE AGREEMENT; AMENDMENTS; WAIVER, ETC.

     a. This Employment Agreement supersedes all prior and/or contemporaneous agreements and/or statements, whether written or oral, concerning the terms of Employee's employment, and no amendment or modification of this Employment Agreement shall be binding unless set forth in a writing signed by C3D and Employee. No waiver by either party of any breach by the other party of any provision or condition of this Employment Agreement shall be effective unless in writing and signed by the party effecting the waiver, and no such waiver shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time.

     b. Nothing herein contained shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Employment Agreement and any present or future statute, law, ordinance or regulation, the latter shall prevail, but in such event the provision of this Employment Agreement affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements.

     c. All payments required to be made to Employee hereunder, whether during the term of his employment hereunder or otherwise, shall be subject to all applicable federal, state and local tax withholding laws.

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     d. This Employment Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of law principles. Both parties consent to the exclusive jurisdiction of the State and Federal Courts in New York, New York.

     e. Legal Fees and Expenses. In the event that a claim for payment or benefits under this Agreement is disputed, upon resolution of such dispute, C3D shall pay all reasonable attorneys' fees and expenses incurred by the Employee in pursuing such claim, provided that the Employee is substantially successful. In the event a court of competent jurisdiction deems Employee's claims frivolous, Employee shall be required to reimburse C3D for legal fees incurred in defending an action commenced by Employee against C3D. Employee shall not be required to mitigate damages by seeking employment elsewhere.

     f. Indemnification: Employee shall be entitled to indemnification by C3D consistent with indemnification provided to C3D's officers and directors. In the event Employee is named as a party in a suit arising from his capacity as an officer, director and/or employee of C3D, Employee shall be provided a defense at C3D's expense and indemnify Employee from any judgment that may be rendered therein.

     16.  NOTICES

     All notices that either party is required or may desire to give the other shall be in writing shall be effective (i) upon personal delivery or (ii) three business days after deposit of same with the United States Postal Service for delivery by certified mail, return receipt requested, addressed to the party to be given notice as follows:

     To C3D:

     Constellation 3D, Inc.
     230 Park Avenue, Suite 453
     New York, NY 10169
     Attn:  Michael Goldberg, Esq. and Mr. Leonardo Berezowsky



     To Employee:

     Raymond P. Tellini 191 Van Rensselaer Avenue, Stamford, Connecticut 06902.

     With copies to:



     Either party may by written notice designate a different address for giving of notices. The date of mailing of any such notices shall be deemed to be the date on which such notice is given.

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     17.  HEADINGS

     The headings set forth herein are included solely for the purpose of identification and shall not be used for the purpose of construing the meaning of the provisions of this Employment Agreement.


     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.

CONSTELLATION 3D, INC.               RAYMOND PETER TELLINI


   /s/ Leonardo Berezowsky              /s/ Raymond P. Tellini
By:______________________________    By:_______________________
   LEONARDO BEREZOWSKY
   SENIOR VICE-PRESIDENT

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